Exhibit 21

Raytheon Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2020

Entity Name	Place of Incorporation
Augusta (Gibraltar) Holdings I Limited	Gibraltar
B/E Aerospace (UK) Limited	United Kingdom
B/E Aerospace B.V.	Netherlands
B/E Aerospace B.V. - Philippines	Philippines
B/E Aerospace Holdings GmbH	Germany
B/E Aerospace, Inc.	Delaware
BE Aerospace Global Holdings Limited	United Kingdom
BE Aerospace Investments Holdings II S.A.R.L - Barbados	Barbados
BE Aerospace Investments Holdings Ltd.	Cayman Islands
BEA (Barbados) International Holdings SRL	Barbados
BEA Jersey Limited	New Jersey
Beesail Limited	England
Blades Technology International, Inc.	Delaware
Blades Technology Ltd.	Israel
Devonshire Switzerland Holdings GmbH	Switzerland
Eagle Services Asia Private Limited	Singapore
Forcepoint LLC	Delaware
Goodrich Aerospace Canada Ltd	Ontario
Goodrich Control Systems	United Kingdom
Goodrich Control Systems, Inc.	Delaware
Goodrich Corporation	New York
Goodrich XCH Luxembourg B.V./S.a.r.l. (Dual Dutch/Lux Citizenship)	Netherlands
Hamilton Sundstrand Aviation Services, Inc.	Delaware
Hamilton Sundstrand Corporation	Delaware
Hamilton Sundstrand Space Systems International, Inc. (Joint Venture)	Delaware
IAE International Aero Engines AG	Switzerland
Kidde Technologies Inc.	Delaware
Latin American Holding, Inc.	Delaware
NLX Holding Corporation	Delaware
Nova Scotia Limited	Nova Scotia
P&WC Turbo Engines Corp./P&WC Turbomoteurs Cie	Nova Scotia
Pratt & Whitney Aero Engines International Gmbh	Switzerland
Pratt & Whitney Air New Zealand Services	New Zealand
Pratt & Whitney Canada Corp.	Nova Scotia
Pratt & Whitney Canada Leasing, Limited Partnership	Québec
Pratt & Whitney Component Solutions, Inc.	Michigan
Pratt & Whitney Engine Leasing, LLC	Delaware
Pratt & Whitney Engine Services, Inc.	Delaware
Pratt & Whitney Materials International Sarl	Switzerland
Raytheon Australia Pty Ltd	Australia

Raytheon Technologies Corporation
Subsidiary and Affiliate Listing
December 31, 2020

Entity Name	Place of Incorporation
Raytheon Company	Delaware
Raytheon Systems Limited	United Kingdom
Raytheon Technologies Corporation	Delaware
Rockwell Collins International Financing S.A.R.L - Barbados	Barbados
Rockwell Collins, Inc.	Delaware
Rohr, Inc.	Delaware
Rosemount Aerospace Inc.	Delaware
Simmonds Precision Products, Inc.	New York
UT Finance Corporation	Delaware
United Technologies Intercompany Lending Ireland Designated Activity Company	Ireland
UTC Corporation	Delaware

* Kidde Technologies Inc. also conducts business as Kidde Aerospace & Defense, Fenwal Safety Systems and Kidde Dual Spectrum.
** The following entity is excluded from the above table because it is deemed to be in the same line of business as Forcepoint LLC: Raytheon Oakley Systems, LLC, which, together with its wholly-owned subsidiaries, wholly owns Forcepoint LLC.

Other subsidiaries of the Registrant have been omitted from this listing since, considered in the aggregate as a single subsidiary, they would not constitute a significant subsidiary, as defined by Rule 1-02 of Regulation S-K.